U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2001

ENVIRONMENTAL MONITORING & TESTING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware 0-18296 62-1265486
(State of Incorporation) (Commission File No.) (I.R.S. Employer Identification No.)

100 E. Linton Blvd., Suite 108B, Delray Beach, Florida 33483
(Address of principal executive offices)

(561) 274-6690

(Registrant's telephone number, including area code)

PURPOSE OF AMENDMENT

Environmental Monitoring and Testing Corporation (the "Company") hereby amends Item 2 of this Report on Form 8-K and discloses under Item 5 that the Company may have been required to, but did not, comply with Regulation 14C of the Securities Exchange Act of 1934 in connection with the sale of assets on December 31, 2001.

Item 2. Acquisition or Disposition of Assets

On December 31, 2001, Environmental Monitoring and Testing Corporation sold its land and buildings to Savannah River Realty LLC for $180,000 less related expenses.

On December 31, 2001, Environmental Monitoring and Testing Corporation sold its drilling equipment and all related assets to Prosonic Corporation for $90,000.

These sales resulted in the liquidation of all real property and all drilling assets of the Company.

There is no material relationship between either of the buyers and the registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer.

See the additional discussion of the asset sale and related matters which appears under Item 5, below.

Item 5. Other Events and Regulation FD Disclosure

Compliance with Regulation 14C

On August 29, 2001, the Company entered into an agreement with Prosonic Corporation, an Ohio corporation with a principal office in Marietta, Ohio ("Prosonic"), to sell the Company's real estate assets located at 825 Main Street, New Ellenton, Aiken County, South Carolina, to Prosonic for $180,000 payable in cash at closing. On or about December 20, 2001, Prosonic offered to purchase all of the Company's drilling assets for $90,000 payable in cash at closing. The Company and Prosonic entered into an agreement of sale for such drilling assets on December 21, 2001. The sales of the Company's real property and drilling assets were completed on December 31, 2001, with the real property being sold to Savannah Realty, LLC, an assignee of Prosonic. The Company realized $265,946 in cash proceeds from the sale of these assets. At the time of sale the Company had $65,642 in cash, so that upon completion of the sale the Company's assets consisted solely of cash in the amount of $331,588.

The sale of the Company's real and personal property was approved by its Board of Directors and by WFD Partnership, a general partnership which then held 51% of the issued and outstanding stock of the Company. Two of the general partners of WFD Partnership are officers, and are the sole directors, of the Company. Subsequent to the sale, the Company provided written notification of the sale transaction to its shareholders pursuant to Section 228 of the Delaware General Corporation Law. Regulation 14C, promulgated under the Securities Exchange Act of 1934, requires that if a company has registered its common stock pursuant to Section 12 of the Exchange Act, the taking of corporate action by written consent of securityholders must be preceded by the filing on Schedule 14C of an information statement providing specified information with respect to the transaction proposed to be taken after written consent of securityholders. Preliminary and definitive information statements on Schedule 14C must be filed with the Securities and Exchange Commission by a registrant company and the definitive information statement, upon being filed with the Commission, must be sent to shareholders other than those which have consented to the corporate action at least twenty (20) days prior to the date on which the corporate action can be taken.

The Company has been advised by its counsel that in all probability the December 31, 2001, asset sale constituted the sale of all or substantially all of the assets of the Company under the Delaware General Corporation Law even though the Company had substantial cash assets at the time of sale. Section 271 of the Delaware General Corporation Law requires that any such sale must be approved by a company's board of directors and, thereafter, by holders of a majority of outstanding shares entitled to vote on the sale. The Company believes that it complied with the requirements of Delaware law applicable to the asset sale, and that the sale is valid and not subject to recission. However, counsel has advised the Company that the Company may be subject to enforcement action by the Securities and Exchange Commission for failure to comply with Regulation 14C, if in fact the Company were obligated to comply. The Company does not know whether the Commission will bring an action against the Company if it determines that such securities violation occurred. The Company does not believe that it will otherwise be subject to any potential economic loss arising out of circumstances of the asset sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Environmental Monitoring and Testing Corporation

(Registrant)

Dated: September 27, 2002 By: __/s/ Vincent A. Ferri________ Vincent A. Ferri,

President and CEO